EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 28, 1997 on the financial statements of Kranzco Realty Trust and our report dated February 4, 1997 on the financial statements of Union Property Investors, Inc., included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-75554 and 33-72076) and on Form S-8 (File Nos. 33-56990
and 33-94294).

ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
May 6, 1997